EXHIBIT 99

News Release

Contact:	Dan McClain (Media) (310) 201-3335

Paul Gregory (Investors) (310) 201-1634
Northrop Grumman Reports First Quarter 2009 Financial Results
•	Sales Increase to $8.3 Billion

•	GAAP EPS from Continuing Operations Increase to $1.17; Pension-adjusted EPS of $1.32

•	All Operating Sectors Generate Higher Sales and Operating Income

•	4.2 Million Shares Repurchased

•	2009 EPS Guidance Raised — GAAP EPS Increased to $4.65 to $4.90; Pension-adjusted EPS Increased to $5.30 to $5.55
     LOS ANGELES — April 22, 2009 — Northrop Grumman Corporation (NYSE: NOC) reported that first quarter 2009 earnings from continuing operations increased 48 percent to $389 million, or $1.17 per diluted share, compared with $263 million, or $0.76 per diluted share, in the first quarter of 2008. First quarter 2008 earnings were reduced by a pre-tax charge of $326 million, or $0.61 per diluted share, in the company’s Shipbuilding sector.
     Sales for the 2009 first quarter increased 8 percent to $8.3 billion from $7.7 billion in the 2008 first quarter. First quarter 2008 sales were reduced by $134 million due to the $326 million charge in the Shipbuilding sector.
     In the 2009 first quarter, $172 million of cash was used in operations, including discretionary pension pre-funding of $214 million, compared with $194 million of cash provided by operations in the prior year period.
     “We’re pleased with our first quarter financial results, and we’re confident that our products and capabilities continue to be extremely well aligned with current and emerging national security priorities,” said Ronald D. Sugar, chairman and chief executive officer.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	2

Financial Highlights

	First Quarter
($ in millions except per share amounts)	2009	2008

Sales	$8,320	$7,724
Segment operating income[1]	$791	$458
as a % of sales	9.5%	5.9%
Operating income	$655	$464
as a % of sales	7.9%	6.0%
Diluted EPS from continuing operations	$1.17	$0.76
Average diluted shares outstanding, in millions	332.1	349.3
Cash (used in) provided by operations	$(172)	$194
Free cash flow[2]	$(352)	$16
1Segment operating income is a non-GAAP measure used as an internal measure of financial performance for the five sectors and is reconciled to operating income in the “Business Results” table presented later in this press release.
2Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures and outsourcing contract & related software costs. Management uses free cash flow as an internal measure of financial performance. Free cash flow is reconciled to cash from operations in the “Cash Flow Highlights” table presented later in this press release.
     Operating income for the 2009 first quarter increased 41 percent to $655 million from $464 million in the 2008 first quarter due to higher segment operating income, which was partially offset by a $135 million change in net pension adjustment and a $21 million increase in unallocated expense. The first quarter 2009 net pension adjustment is an expense of $76 million compared to income of $59 million in the first quarter of 2008. The increase in unallocated expenses is principally due to higher post-retirement benefit plan and litigation costs. As a percent of sales, operating income increased to 7.9 percent from 6 percent in the prior year period.
     The higher segment operating income reflects higher sales and operating income for all five operating sectors. As a percent of sales, segment operating income increased to 9.5 percent from 5.9 percent in the prior year period. Segment operating income and margin rate for the 2008 first quarter were reduced by a $326 million charge in the Shipbuilding sector.
     Federal and foreign income taxes for the 2009 first quarter increased to $201 million from $146 million in the first quarter of 2008. The effective tax rate applied to earnings from continuing operations for the 2009 first quarter was 34.1 percent compared with 35.7 percent in the 2008 first quarter.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	3

     Earnings per share are based on weighted average diluted shares outstanding of 332.1 million for the first quarter of 2009 and 349.3 million for the first quarter of 2008. Weighted average shares outstanding for the 2009 first quarter include share repurchases of approximately 4.2 million, and for the 2008 first quarter include the dilutive effect of approximately 4.5 million shares of preferred stock.
     New business awards totaled $7.1 billion in the 2009 first quarter. Total backlog, which includes funded backlog and firm orders for which funding is not currently contractually obligated by the customer, was $76.9 billion as of March 31, 2009.
Pension-adjusted Results

	First Quarter
($ in millions except per share amounts)	2009	2008

Sales	$8,320	$7,724

Operating income	$655	$464
as a % of sales	7.9%	6.0%
Net pension adjustment	76	(59)

Pension-adjusted operating income[1]	$731	$405
Pension-adjusted operating margin %[1]	8.8%	5.2%

Earnings from continuing operations	$389	$263
Net pension adjustment, after-tax	49	(38)

Pension-adjusted earnings from continuing operations[2]	$438	$225

Diluted EPS from continuing operations	$1.17	$0.76
Adjustment for net pension	0.15	(0.12)

Pension-adjusted diluted EPS from continuing operations[3]	$1.32	$0.64
Weighted average diluted shares outstanding, in millions	332.1	349.3
1Pension-adjusted operating income and margin % are non-GAAP measures defined as operating income before net pension adjustment and as a % of sales. Both are reconciled above. Net pension adjustment is a non-GAAP measure defined as pension expense determined in accordance with GAAP less pension expense allocated to the business segments under U.S. Government Cost Accounting Standards. Management uses pension-adjusted operating income and margin % as internal measures of the financial performance of the company.
2Pension-adjusted earnings from continuing operations is a non-GAAP measure defined as earnings from continuing operations excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted earnings from continuing operations as a performance metric for operating results.
3Pension-adjusted diluted EPS from continuing operations is a non-GAAP measure defined as diluted EPS from continuing operations available to common shareholders excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted diluted EPS as a performance metric for operating results.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	4

     As reconciled in the table above, first quarter 2009 operating income totaled 8.8 percent of sales when adjusted for the first quarter 2009 net pension adjustment of $76 million expense. First quarter 2008 operating income totaled 5.2 percent of sales when adjusted for the 2008 first quarter net pension adjustment of $59 million income. Pension-adjusted earnings per share from continuing operations increased to $1.32 for the first quarter of 2009 from $0.64 for the first quarter of 2008.
Cash Flow Highlights

	First Quarter
($ millions)	2009	2008	Change

Before discretionary pension pre-funding	$42	$194	$(152)
Discretionary pension pre-funding	(214)		(214)

Cash (used in) provided by operations	(172)	194	(366)
Less:
Capital expenditures	162	143	(19)
Outsourcing contract & related software costs	18	35	17

Free cash flow[1]	$(352)	$16	$(368)
1Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures and outsourcing contract & related software costs. Management uses free cash flow as an internal measure of financial performance.
     Cash used in operations in the 2009 first quarter totaled $172 million compared with $194 million provided by operations in the prior year period. The $366 million change includes the impact of $214 million of discretionary pension plan pre-funding as well as higher working capital than in the prior year period. First quarter 2009 free cash outflow totaled $352 million compared with free cash flow of $16 million in the prior year period.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	5

Cash Measurements, Debt and Capital Deployment

($ millions)	3/31/2009	12/31/2008

Cash & cash equivalents	$882	$1,504
Total debt	3,941	3,944
Net debt[1]	3,059	2,440
Net debt to total capital ratio[2]	19%	15%
1Total debt less cash and cash equivalents.
2Net debt divided by the sum of shareholders’ equity and total debt.
     Cash and cash equivalents totaled $882 million at March 31, 2009 compared with $1.5 billion at Dec. 31, 2008, and total debt was comparable to the year end 2008. Changes in cash and cash equivalents include the following cash deployment and financing actions during the quarter:
•	$150 million for share repurchases

•	$214 million for discretionary pension pre-funding

•	$162 million for capital expenditures and $18 million for outsourcing contract and related software costs

•	$131 million for dividends

•	$8 million proceeds from exercises of stock options and issuance of common stock
Settlement of Legal Matters
     As previously reported, on April 2 the company reached an agreement with the U.S. government to settle two legal matters: the Department of Justice’s microelectronics claim and the company’s claim against the U.S. government related to the award, performance and termination of the Tri-Service Standoff Attack Missile (TSSAM) program. While the settlement amounts for the two claims were equal and therefore offset each other, the company had previously recorded a provision for the microelectronics claim. The company expects that the final impact of the agreement, after other litigation matters and legal costs, will be a pre-tax gain of $60 to $70 million in its second quarter 2009 financial results, and is considered in the 2009 guidance provided below.
2009 EPS Guidance Raised

	Previous	Current

Diluted EPS from continuing operations	$4.50 - 4.75	$4.65 - 4.90

Pension-adjusted diluted EPS from continuing operations	$5.15 - 5.40	$5.30 - 5.55

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	6

     The company will provide additional 2009 guidance detail at its Institutional Investor Conference to be held on May 5, 2009 at its Electronic Systems facility in Baltimore. The Conference will be webcast.
Business Results

CONSOLIDATED SALES & SEGMENT OPERATING INCOME
($ millions)	First Quarter
	2009	2008	Change

Sales
Information Systems	$2,491	$2,298	8%
Aerospace Systems	2,456	2,361	4%
Electronic Systems	1,788	1,545	16%
Shipbuilding	1,375	1,264	9%
Technical Services	632	558	13%
Intersegment eliminations	(422)	(302)

	$8,320	$7,724	8%

Segment operating income
Information Systems	$223	$212	5%
Aerospace Systems	258	252	2%
Electronic Systems	229	209	10%
Shipbuilding	84	(218)	NM
Technical Services	37	29	28%
Intersegment eliminations	(40)	(26)

Segment operating income	$791	$458	73%
as a % of sales	9.5%	5.9%	360 bps

Reconciliation to operating income:
Unallocated expenses	$(53)	$(32)
Net pension adjustment[1]	(76)	59
Reversal of royalty income included above	(7)	(21)

Operating income	$655	$464	41%
as a % of sales	7.9%	6.0%	190 bps

1Net pension adjustment is a non-GAAP measure defined as pension expense determined in accordance with GAAP less pension expense allocated to the business segments under U.S. Government Cost Accounting Standards.
     Operating results for all periods presented reflect the realignment of the former Mission Systems and Information Technology into the Information Systems sector and the realignment of the former Integrated Systems and Space Technology into the Aerospace Systems sector. In addition, the presentation reflects the transfer of certain businesses from Information Systems and Electronic Systems to the Technical Services sector. Schedule 6 provides previously reported quarterly financial results revised to reflect the current reporting structure.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	7

Information Systems

First Quarter ($ millions)
	2009			2008
	Operating	% of		Operating	% of
Sales	Income	Sales	Sales	Income	Sales

$ 2,491	$223	9.0%	$2,298	$212	9.2%

      Information Systems first quarter 2009 sales increased 8 percent due to higher sales for command, control & communications, ISR, and intelligence programs. The higher volume for these programs was partially offset by lower volume for commercial, state & local programs.
      Information Systems operating income rose 5 percent in the 2009 first quarter. As a percent of sales, operating income was 9 percent compared with 9.2 percent in the prior year period. The increase in operating income is due to higher volume. The slightly lower margin rate principally reflects lower performance for commercial, state and local programs.
Aerospace Systems

First Quarter ($ millions)
	2009			2008
	Operating	% of		Operating	% of
Sales	Income	Sales	Sales	Income	Sales

$ 2,456	$258	10.5%	$2,361	$252	10.7%

      Aerospace Systems first quarter 2009 sales increased 4 percent, principally due to higher volume for unmanned aircraft programs, including Broad Area Maritime Surveillance (BAMS) Unmanned Aerial System, Unmanned Combat Air Systems Carrier Demonstration (UCAS-D), and Global Hawk; manned programs such as F-35, Joint STARS, B-2, and F/A-18; and restricted programs. Higher volume for these programs was partially offset by the cancellation of the Air Mobility Tanker replacement program and lower volume for the Intercontinental Ballistic Missile (ICBM), E-2D Advanced Hawkeye, and Airborne Laser programs.
      Aerospace Systems operating income rose 2 percent, and as a percent of sales, was 10.5 percent, slightly lower than the prior year period. The increase in operating income reflects higher volume, and the margin rate for the period reflects the impact of higher positive program adjustments in the 2008 first quarter.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	8

Electronic Systems

First Quarter ($ millions)
	2009			2008
	Operating	% of		Operating	% of
Sales	Income	Sales	Sales	Income	Sales

$ 1,788	$229	12.8%	$1,545	$209	13.5%

      Electronic Systems first quarter 2009 sales increased 16 percent from the prior year period and included higher deliveries for LAIRCM, and higher volume for aerospace systems and postal automation programs, the Space Based Infrared System (SBIRS) program, and intercompany programs.
      Electronic Systems first quarter 2009 operating income rose 10 percent, and as a percent of sales was 12.8 percent compared with 13.5 percent in the prior year period. The increase in operating income is due to higher volume. The decline in margin rate reflects a net positive impact to royalty income of $15 million for patent infringement settlements in the 2008 first quarter compared to the 2009 first quarter.
Shipbuilding

First Quarter ($ millions)
	2009			2008
	Operating	% of		Operating	% of
Sales	Income	Sales	Sales	(Loss)	Sales

$ 1,375	$84	6.1%	$1,264	($218)	NM

      Shipbuilding first quarter 2009 sales increased 9 percent, principally due to higher volume for the LHD 8 amphibious assault ship, Virginia-class submarine, and aircraft carrier programs. Higher volume for these programs was partially offset by lower volume on the DDG 51 program. Shipbuilding revenue in the 2008 first quarter was reduced by $134 million due to the revision of the LHD 8 contract’s estimate to complete.
      Shipbuilding operating income for the 2009 first quarter totaled $84 million, or 6.1 percent of sales, compared to a loss of $218 million in the first quarter of 2008. First quarter 2009 operating income includes adjustments for cost growth on the DDG 51 program and LPD 22, as well as positive performance for risk retirement and escalation adjustments on the LHD 8 program. During the 2008 first quarter the company recorded a $326 million charge primarily related to the LHD 8 contract performance and operating impacts to other programs.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	9

Technical Services

First Quarter ($ millions)
	2009			2008
	Operating	% of		Operating	% of
Sales	Income	Sales	Sales	Income	Sales

$ 632	$37	5.9%	$558	$29	5.2%

      Technical Services sales increased 13 percent due to higher volume for life cycle optimization & engineering, and training & simulation programs. Operating income increased 28 percent, and as a percent of sales, increased to 5.9 percent from 5.2 percent in the prior year period. The comparison to first quarter 2008 reflects the higher volume as well as improved performance on several programs.
First Quarter Highlights
•	Northrop Grumman shipbuilders and U.S. Navy personnel joined forces aboard the amphibious assault ship Makin Island (LHD 8) to complete a successful U.S. Navy acceptance sea trial in the Gulf of Mexico. The LHD 8 was subsequently delivered to the Navy on April 16th.

•	Northrop Grumman Electronic Systems received a contract valued at $637 million from General Dynamics Electric Boat to provide main propulsion units (MPUs) and ship service turbine generators (SSTGs) for Virginia-class submarines. This contract represents a follow-on production order for Block III of the Virginia-class submarine program.

•	The U.S. Army increased the ceiling of a Northrop Grumman indefinite delivery/indefinite quantity contract by $574 million to provide installation kits, cables and related hardware for the Force XXI Battle Command Brigade and Below program, bringing the ceiling of the current six-year contract to $908 million.

•	The U.S. Navy awarded Northrop Grumman a $374 million cost-type contract award for construction preparation of the nuclear-powered aircraft carrier CVN 79, the second ship of the Gerald R. Ford class.

•	The U.S. Air Force awarded Northrop Grumman an indefinite-delivery/indefinite-quantity contract valued at $276 million for operations and maintenance support of the RQ-4 Global Hawk unmanned reconnaissance aircraft.

•	Northrop Grumman successfully redelivered the Los Angeles-class submarine USS Toledo (SSN 769) to the U.S. Navy on Feb. 21, following successful sea trials.

•	Northrop Grumman successfully completed thermal vacuum testing of the second geosynchronous orbit (GEO-2) payload for the SBIRS program.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	10

•	Northrop Grumman shipped the Lunar CRater Observation and Sensing Satellite (LCROSS) to NASA’s Kennedy Space Center in Florida to be integrated with the Lunar Reconnaissance Orbiter onto an Atlas V launch vehicle.

•	Northrop Grumman delivered the payload module for the third Advanced Extremely High Frequency military communications satellite on Feb. 27, marking three consecutive early deliveries of the sophisticated flight hardware and software.

•	The first Marine Corp UH-1Y helicopter with Northrop Grumman Integrated Cockpit was deployed in the 13th Marine Expeditionary Unit. Northrop Grumman’s Integrated Avionics System and integration support were key parts of preparing the helicopters for initial deployment early in 2009 with the unit.

•	Northrop Grumman delivered its 400th fuselage section for the F/A-18E/F Super Hornet, the U.S. Navy’s combat-proven multi-role strike fighter.

•	Northrop Grumman delivered the 500th Command Post Platform shelter system to the U.S. Army.

•	Guinness World Records™ notified Northrop Grumman that its ultra-fast, one-terahertz transistor set a new world record for transistor speed.

•	Northrop Grumman produced the most powerful beam yet created by an electric laser, measured at more than 105 kilowatts (kW), completing the final demonstration milestone of the U.S. military’s Joint High Power Solid State Laser program, Phase 3.

•	The board of directors declared a quarterly dividend of $0.40 per share on Northrop Grumman common stock.
###
About Northrop Grumman
      Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
      Northrop Grumman will webcast its earnings conference call at 11:30 a.m. EDT on April 22, 2009. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Note: Certain statements and assumptions in this release contain or are based on “forward-looking” information that Northrop Grumman Corporation (the “Company”) believes to be within

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports First Quarter 2009 Results	11

the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, and include, among others, statements in the future tense, and all statements accompanied by terms such as “preliminary,” “project,” “expect,” “estimate,” “assume,” “believe,” “plan,” “forecast,” “intend,” “anticipate,” “guidance,” “outlook,” “trends,” “target” or variations thereof. This information reflects the Company’s best estimates when made, but the Company expressly disclaims any duty to update this information if new data become available or estimates change after the date of this release.
Such “forward-looking” information includes, among other things, financial guidance regarding sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow, and earnings per share, and is subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. These include the Company’s assumptions with respect to the impact of domestic and global economic uncertainties on financial markets, access to capital, value of goodwill and other long-lived assets; changes in government spending; future revenues; expected program performance and cash flows; returns on pension plan assets and variability of pension actuarial and related assumptions and regulatory requirements; the outcome of litigation, claims, appeals, bid protests, and investigations; hurricane-related insurance recoveries; environmental remediation; acquisitions and divestitures of businesses; joint ventures and other business arrangements; performance issues with, and financial viability of, key suppliers and subcontractors; product performance and the successful execution of internal plans; successful negotiation of contracts with labor unions; allowability and allocability of costs under U.S. Government contracts; effective tax rates and timing and amounts of tax payments; the results of any audit or appeal process with the Internal Revenue Service; the availability and retention of skilled labor; and anticipated costs of capital investments, among other things.
The Company’s operations are subject to various additional risks and uncertainties resulting from its position as a supplier, either directly or as subcontractor or team member, to the U.S. government and its agencies as well as to foreign governments and agencies; actual outcomes are dependent upon various factors, including, without limitation, the Company’s successful performance of internal plans; government customers’ budgetary constraints; customer changes in short-range and long-range plans; domestic and international competition in both the defense and commercial areas; technical, operational or quality setbacks that could adversely affect the profitability or cash flow of the Company; product performance; continued development and acceptance of new products and, in connection with any fixed-price development programs, controlling cost growth in meeting production specifications and delivery rates; performance issues with key suppliers and subcontractors; government import and export policies; acquisition or termination of government contracts; the outcome of political and legal processes and of the assertion or prosecution of potential substantial claims by or on behalf of a U.S. government customer; natural disasters, including amounts and timing of recoveries under insurance contracts, availability of materials and supplies, continuation of the supply chain, contractual performance relief and the application of cost sharing terms, allowability and allocability of costs under U.S. Government contracts, impacts of timing of cash receipts and the availability of other mitigating elements; terrorist acts; legal, financial and governmental risks related to international transactions and global needs for military aircraft, military and civilian electronic systems and support, information technology, naval vessels, space systems, technical services and related technologies, as well as other economic, political and technological risks and uncertainties and other risk factors set out in the Company’s filings from time to time with the Securities and Exchange Commission, including, without limitation, Company reports on Form 10-K and Form 10-Q. This release and its attachments also contain non-GAAP financial measures and include a GAAP reconciliation of the Company’s use of these financial measures.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com
 0409-198

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
	March 31
$ in millions, except per share amounts	2009	2008

Sales and Service Revenues
Product sales	$4,570	$4,394
Service revenues	3,750	3,330

Total sales and service revenues	$8,320	$7,724

Cost of Sales and Service Revenues
Cost of product sales	3,635	3,729
Cost of service revenues	3,281	2,793
General and administrative expenses	749	738

Operating income	$655	$464
Other (expense) income
Interest expense	(73)	(77)
Other, net	8	22

Earnings from continuing operations before income taxes	590	409
Federal and foreign income taxes	201	146

Earnings from continuing operations	389	263
Income from discontinued operations, net of tax		1

Net earnings	$389	$264

Basic Earnings Per Share
Continuing operations	$1.19	$.78
Discontinued operations

Basic earnings per share	$1.19	$.78

Weighted-average common shares outstanding, in millions	326.9	338.8

Diluted Earnings Per Share
Continuing operations	$1.17	$.76
Discontinued operations

Diluted earnings per share	$1.17	$.76

Weighted-average diluted shares outstanding, in millions	332.1	349.3

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(unaudited)

	March 31,	December 31,
$ in millions	2009	2008

Assets
Cash and cash equivalents	$882	$1,504
Accounts receivable, net of progress payments	4,416	3,904
Inventoried costs, net of progress payments	1,178	1,003
Deferred income taxes	520	549
Prepaid expenses and other current assets	256	229

Total current assets	7,252	7,189
Property, plant, and equipment, net of accumulated depreciation of $3,925 in 2009 and $3,803 in 2008	4,777	4,810
Goodwill	14,524	14,518
Other purchased intangibles, net of accumulated amortization of $1,821 in 2009 and $1,795 in 2008	921	947
Pension and postretirement plan assets	292	290
Long-term deferred tax assets	1,455	1,510
Miscellaneous other assets	921	933

Total assets	$30,142	$30,197

Liabilities
Notes payable to banks	$24	$24
Current portion of long-term debt	565	477
Trade accounts payable	1,924	1,943
Accrued employees’ compensation	1,280	1,284
Advance payments and billings in excess of costs incurred	1,953	2,036
Other current liabilities	1,763	1,660

Total current liabilities	7,509	7,424
Long-term debt, net of current portion	3,352	3,443
Pension and postretirement plan liabilities	5,721	5,823
Other long-term liabilities	1,503	1,587

Total liabilities	18,085	18,277

Commitments and Contingencies
Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2009 — 324,674,859; 2008 — 327,012,663	325	327
Paid-in capital	9,482	9,645
Retained earnings	5,846	5,590
Accumulated other comprehensive loss	(3,596)	(3,642)

Total shareholders’ equity	12,057	11,920

Total liabilities and shareholders’ equity	$30,142	$30,197

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
$ in millions	2009	2008

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$1,174	$1,608
Collections on billings	6,326	5,950
Other cash receipts	51	33

Total sources of cash — continuing operations	7,551	7,591

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(7,530)	(7,189)
Interest paid, net of interest received	(98)	(106)
Income taxes paid, net of refunds received	(73)	(52)
Excess tax benefits from stock-based compensation		(44)
Other cash payments	(22)	(3)

Total uses of cash — continuing operations	(7,723)	(7,394)

Cash (used in) provided by continuing operations	(172)	197
Cash used in discontinued operations		(3)

Net cash (used in) provided by operating activities	(172)	194

Investing Activities
Additions to property, plant, and equipment	(162)	(143)
Payments for outsourcing contract costs and related software costs	(18)	(35)
Decrease in restricted cash	3	26
Other investing activities, net	1	4

Net cash used in investing activities	(176)	(148)

Financing Activities
Net (payments) borrowings under lines of credit	(1)	33
Proceeds from exercises of stock options and issuances of common stock	8	69
Dividends paid	(131)	(126)
Excess tax benefits from stock-based compensation		44
Common stock repurchases	(150)	(600)

Net cash used in financing activities	(274)	(580)

Decrease in cash and cash equivalents	(622)	(534)
Cash and cash equivalents, beginning of period	1,504	963

Cash and cash equivalents, end of period	$882	$429

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
$ in millions	2009	2008

Reconciliation of Net Earnings to Net Cash (Used in) Provided by Operating Activities
Net Earnings	$389	$264
Adjustments to reconcile to net cash (used in) provided by operating activities
Depreciation	137	136
Amortization of assets	38	62
Stock-based compensation	35	44
Excess tax benefits from stock-based compensation		(44)
Decrease (increase) in
Accounts receivable	(1,762)	(2,080)
Inventoried costs	(355)	(266)
Prepaid expenses and other current assets	(33)	(15)
Increase (decrease) in
Progress payments	1,431	1,642
Accounts payable and accruals	(230)	254
Deferred income taxes	45	26
Income taxes payable	131	112
Retiree benefits	(5)	31
Other non-cash transactions, net	7	31

Cash (used in) provided by continuing operations	(172)	197
Cash used in discontinued operations		(3)

Net cash (used in) provided by operating activities	$(172)	$194

Non-Cash Investing and Financing Activities
Mandatorily redeemable convertible preferred stock converted into common stock		$304

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(unaudited)

$ in millions	March 31, 2009			December 31, 2008 (3)
	FUNDED (1)	UNFUNDED(2)	TOTAL BACKLOG	FUNDED (1)	UNFUNDED(2)	TOTAL BACKLOG

Information Systems	$5,188	$4,549	$9,737	$5,310	$4,672	$9,982
Aerospace Systems	8,967	21,315	30,282	7,648	22,883	30,531
Electronic Systems	8,355	2,355	10,710	8,391	2,124	10,515
Shipbuilding	13,415	8,411	21,826	14,205	8,148	22,353
Technical Services	1,728	2,595	4,323	1,840	2,831	4,671

Total	$37,653	$39,225	$76,878	$37,394	$40,658	$78,052

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer.

Unfunded backlog excludes unexercised contract options and unfunded Indefinite Delivery Indefinite Quantity (IDIQ) orders.

(3)	Certain prior period amounts have been reclassified to conform to the 2009 presentation.
CONTRACT AWARDS
The estimated value of contract awards included in backlog during the three months ended March 31, 2009, was approximately $7.1 billion. Significant new awards during this period include $637 million for Virginia-class MPU & SSTG programs, $374 million for construction preparation of the Gerald R. Ford class aircraft carrier, $325 million for the B-2 program, $255 million for LAIRCM IDIQ, and various restricted awards.
In the three months ended March 31, 2008, the company was awarded a $1.5 billion contract by the U.S. Air Force to replace its aerial refueling tanker fleet. However, the losing bidder for the contract successfully protested the award decision by the U.S. Air Force, and in the fourth quarter of 2008, the company reduced total backlog by $1.5 billion to reflect the termination of the U.S. Air Force refueling tanker program, pending a recompete by the DoD.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENT OPERATING RESULTS
($ in millions)
(unaudited)

	NET SALES							SEGMENT OPERATING INCOME(3)
	2006	2007	2008					2006	2007	2008
	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended				Total
	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year

AS REPORTED (1)
Information & Services
Mission Systems	$4,704	$5,077	$1,298	$1,388	$1,417	$1,537	$5,640	$451	$508	$128	$133	$128	$119	$508
Information Technology	3,962	4,486	1,085	1,215	1,085	1,133	4,518	342	329	89	82	37	97	305
Technical Services	1,858	2,177	505	572	607	612	2,296	120	120	26	36	31	28	121

	10,524	11,740	2,888	3,175	3,109	3,282	12,454	913	957	243	251	196	244	934

Aerospace
Integrated Systems	5,500	5,067	1,340	1,358	1,345	1,461	5,504	551	591	170	143	144	156	613
Space Technology	3,869	4,176	1,022	1,118	1,079	1,117	4,336	311	329	82	93	90	(461)	(196)

	9,369	9,243	2,362	2,476	2,424	2,578	9,840	862	920	252	236	234	(305)	417

Electronics	6,267	6,528	1,555	1,675	1,814	2,046	7,090	786	813	209	202	264	277	952

Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)

Intersegment Eliminations	(1,490)	(1,471)	(345)	(386)	(417)	(494)	(1,642)	(117)	(113)	(28)	(31)	(44)	(38)	(141)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

REALIGNED (2)
Information Systems	$8,383	$9,245	$2,298	$2,512	$2,410	$2,557	$9,777	$771	$815	$212	$207	$156	$208	$783
Aerospace Systems	9,358	9,234	2,361	2,472	2,417	2,575	9,825	861	919	252	236	233	(305)	416
Electronic Systems	6,201	6,466	1,545	1,665	1,808	2,030	7,048	783	809	209	201	261	276	947
Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)
Technical Services	2,090	2,422	558	634	665	678	2,535	139	139	29	42	39	34	144
Intersegment Eliminations	(1,362)	(1,327)	(302)	(343)	(370)	(428)	(1,443)	(110)	(105)	(26)	(28)	(39)	(35)	(128)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

(1)	“As reported” amounts are as of December 31, 2008, which reflects the Park Air / Remotec realignment, Missile Systems realignment, and the presentation of Electro-Optical Systems as a discontinued operation and are reported in the 2008 Form 10-K. 2008 quarterly results for the three months ended Mar. 31, Jun. 30, and Sep. 30 were previously reported in Schedule 6 of the Third Quarter 2008 earnings release.

(2)	Reported amounts adjusted to reflect the realignment of certain logistics, services, and technical support programs and assets from the Information Systems and Electronic Systems segments to the Technical Services segment and the streamlining of the company’s organizational structure by reducing the number of operating segments from seven to five.

(3)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual business segments.